Thermon Group Holdings, Inc.
2020 Long-Term Incentive Plan

Restricted Stock Unit Award Agreement

Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Thermon Group Holdings, Inc. 2020 Long-Term Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to the shares of the Company’s common stock, par value $0.001 per share (“Stock”), in the amount set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan. For purposes of this Agreement, “Company Group” shall mean the Company and any Subsidiary thereof, collectively and individually. Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided on the Award Notice and returning such execution copy to the Company or, if required by the Company, electronically accepting this Agreement within the Company’s stock plan administration system according to the procedures then in effect.

2.Rights as a Stockholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a stockholder of record with respect to such shares of Stock. The Award shall include a right to Dividend Equivalents equal to the value of any dividends paid on the Stock for which the dividend record date occurs between the Grant Date and the date the restricted stock units are settled or forfeited. Subject to vesting, each Dividend Equivalent entitles Holder to receive the equivalent cash value of any such dividends paid on the number of shares of Stock underlying the Award that are outstanding during such period. Dividend Equivalents will be accrued (without interest) and will be subject to the same conditions as the restricted stock units to which they are attributable, including, without limitation, the vesting conditions and the provisions governing the time and form of settlement of the restricted stock units.

3.Restriction Period and Vesting.

3.1.Service-Based Vesting Condition. Subject to the remainder of this Section 3, the Stock shall vest pursuant to the terms of this Agreement in accordance with the Vesting Schedule set forth in the Award Notice, provided that the Holder remains in continuous employment with the Company through the respective Vest Dates set forth in the Award Notice. The period of time prior to vesting shall be referred to herein as the “Restriction Period.”

3.2.Change in Control. Upon a Change in Control, the Award shall be subject to Section 5.8 of the Plan.

3.3.Termination of Employment

(a)If Holder is party to an employment or other similar agreement or subject to a severance plan that sets forth the treatment of a restricted stock unit award upon termination of employment (the “Other Agreement”), then the treatment of this Award will be as set forth in such Other Agreement; provided, however, that (i) (x) in the event the Award constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, (y) the Holder vests in this Award in accordance with the terms of the Other Agreement, and (z) the Holder would satisfy the age and service requirements for Retirement during the Restriction Period, then the Award shall vest in accordance with such Other Agreement but shall be settled on the Vest Dates set forth in the Award Notice, in each case, to the extent required to comply with Section 409A of the Code, and (ii) notwithstanding any language to the contrary in this Agreement, the Award Notice, or in any Other Agreement, including the Thermon Group Holdings, Inc. Executive Severance Plan, to the extent that any Other Agreement provides for automatic acceleration of vesting of all or a portion of the Holder’s restricted stock units upon a qualifying termination of employment or service in connection with, or within a fixed period immediately before or after, a Change in Control (or similar event contemplated in the Other Agreement), and such qualifying termination occurs, then treatment of this Award upon such termination of employment or service shall not be governed by the Other Agreement, and the Award shall instead vest and become settled upon such termination on the schedule set forth in Section 3.3(b)(i) hereof. For the avoidance of doubt, all other provisions of such Other Agreement shall remain in full force and effect and this Section 3.3(a) shall not be construed to limit or modify any rights or obligations thereunder other than as described in this paragraph.

(b)Except as otherwise set forth in Section 3.3(a) above, if Holder is not party to an employment or other similar agreement or subject to a severance plan that sets forth the treatment of a restricted stock unit award upon termination of employment or if Holder is party to an employment or other similar agreement or a severance plan that does not set forth the treatment of a restricted stock unit award upon termination of employment, then the treatment of this Award will be as follows:

(i)Termination of Employment by the Company Group Other than for Cause, due to death or by the Company Group due to Disability. If the Holder’s employment with the Company Group terminates prior to the end of the Restriction Period by reason of the Company Group’s termination of the Holder’s employment other than for Cause, the Holder’s death or the Company Group’s termination of the Holder’s employment due to Disability, then in any such case, the portion of the Award that was not vested immediately prior to such termination of employment shall immediately vest on a pro-rata basis as determined by applying the following formula: (1) the product of the total number of shares of Stock subject to the Award on the Grant Date multiplied by the total number of days Holder was employed during the Restriction Period prior to such termination of employment, (2) divided by the total number of days during the Restriction Period, (3) rounded down to the nearest whole share, and (4) less the number of shares of Stock that vested prior to such termination of employment. The remainder of the Award shall be immediately forfeited by the Holder and cancelled by the Company Group. The portion of the Award that vests in accordance with this Section 3.3(b)(i) shall, subject to Section 7, be settled within sixty (60) days following Holder’s termination of employment in accordance with this Section 3(b)(i); provided, however, (i) in the event the Award constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Holder would satisfy the age and service requirements for Retirement during the Restriction Period, then the Award shall vest in accordance with this Section 3.3(b)(i) but shall be settled on the next Vest Date that follows such termination of employment to the extent required to comply with Section 409A of the Code.

(ii)Retirement by the Holder. If the Holder’s employment with the Company Group terminates prior to the end of the Restriction Period by reason of the Holder’s Retirement, then upon the effective date of such Retirement, the portion of the Award that was not yet vested as of immediately prior to such Retirement shall vest as of such Retirement and shall be settled in accordance with the Vesting Schedule set forth in the Award Notice as if the Holder’s employment with the Company Group had not terminated.

(iii)Termination of Employment by the Company Group for Cause or by the Holder (other than Retirement). If the Holder’s employment with the Company Group terminates prior to the end of the Restriction Period by reason of the Company Group’s termination of the Holder’s employment for Cause or the Holder’s resignation from employment for any reason other than Retirement, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company Group.

(c)Definitions.
(d)
(i)“Cause” shall have the meaning set forth in the employment agreement, if any, between the Holder and the Company Group or any severance plan applicable to the Holder; provided that if Holder is not a party to an employment agreement or subject to a severance plan that contains such definition, then “Cause” shall mean any of the following, as reasonably determined, in good faith, by the Board: (i) the prosecution via information or indictment, or, if Holder has waived any requirement of prosecution by indictment, the charge, of Holder for a felony; (ii) the theft, conversion, embezzlement or misappropriation by Holder of funds or other assets of the Company Group or any other act of fraud or dishonesty with respect to the Company Group (including facilitating or accepting any bribes or kickbacks or other acts of self-dealing); (iii) the intentional, grossly negligent or unlawful misconduct by Holder, but only to the extent that such actions or inactions (a) actually cause material harm to the Company Group; and (b) were engaged in by the Holder with knowledge that they would cause material harm to the Company Group; (iv) the violation by Holder of any law regarding employment discrimination or sexual harassment; (v) the failure by Holder to comply with any material policy generally applicable to Company Group employees, which failure is not cured in all material respects within 30 days after notice to Holder; (vi) the repeated failure by Holder to follow the reasonable directives of any supervisor or the Board, which failure is not cured in all material respects within 30 days after notice to Holder; (vii) the unauthorized dissemination by Holder of confidential information in violation of any agreement between the Company Group and Holder; (viii) any material misrepresentation or materially misleading omission in any resume or other information regarding Holder (including Holder’s work experience, academic credentials, professional affiliations or absence of criminal record) provided by or on behalf of Holder when applying for employment with the Company Group; (ix) the Company Group’s discovery that, prior to Holder’s employment with the Company Group, Holder engaged in conduct of the type described in clauses (i) through (iv) above (it being understood that, in the case of clause (iii) above, such harm having impacted Holder’s prior employer or the Company Group); or (x) any other material breach by Holder of this Agreement that is not cured within 30 days after notice to Holder.

(ii)“Disability” shall mean the Holder’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
(iii)“Retirement” shall mean the Holder’s resignation from employment with the Company Group, which termination of employment is effective on or after the date on which the Holder reaches age sixty-two (62) and has provided at least five (5) years of service to the Company Group; provided, however, that (a) the Holder must provide notice of the Holder’s intent to retire at least six (6) months prior to the effective date of such termination of employment and (b) the Company Group does not have grounds to terminate the Holder for Cause as of the date of such notice or termination of employment.

4.Delivery of Certificates. Except as provided for in Section 3 and subject to Section 7, as soon as practicable (but no later than sixty (60) days) after the applicable Vest Date or vesting event, as applicable, the Company shall deliver or cause to be delivered (i) one or more certificates issued in the Holder’s name (or such other name as is acceptable to the Company and designated in writing by the Holder) representing the number of vested shares, or (ii) the number of vested shares to the Holder's stock plan brokerage account that has been previously approved by the Company in its sole discretion. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 7. Prior to the issuance to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.

5.Transfer Restrictions and Investment Representation.

5.1.Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

5.2.Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

6.Restrictive Covenants.

6.1.Confidential Information. The Company Group’s employment of Holder has resulted and will result in Holder’s exposure and access to confidential and proprietary information, including the Company Group’s formulas, processes, administration and accounting systems, computer software, customer lists, vendor lists, due diligence files, financial information, technology, business strategies, business track record, and personal information about the Company Group’s owners, directors, officers, and employees which Holder did not have access to prior to his or her employment with the Company Group and which information is of great value to the Company Group, their owners, directors, officers, and employees. Holder shall not, other than on the Company Group’s behalf, at any time during Holder’s employment with the Company Group and thereafter, make available, divulge, disclose, or communicate in any manner whatsoever to anyone including, but not limited to, any person, firm, corporation, investor, member of the media, or entity, any such confidential or proprietary information, or use any such confidential or proprietary information for any purpose other than on the Company Group’s behalf, unless authorized to do so in writing by the Chairman of the Board, required by law or court order, or such information has become publicly available other than by reason of a breach by Holder of this Section 6.1 or of another individual’s or entity’s violation of an obligation not to disclose such information, which obligation is known to Holder. Should Holder be required by law or court order to disclose such confidential or proprietary information, Holder shall give the Company's General Counsel reasonable notice so as to allow the Company Group sufficient opportunity to challenge such application of the law or court order, or to otherwise attempt to limit the scope of such disclosure. This Agreement applies to all confidential and proprietary information of the Company Group, regardless of when such information is or was disclosed to Holder.

6.2.Non-Competition; Non-Solicitation. During Holder’s employment with the Company Group and for a period of two (2) years thereafter Holder shall not, directly or indirectly, other than on the Company Group’s behalf:

(a)Engage in any capacity in the Business in any country in which (i) Holder resides or has resided during the Restriction Period and (ii) any other geographic area (1) where the Company Group manufactures, markets, distributes or sells its products or renders services and (2) in which Holder provided services or support to the Company Group during the Restriction Period, within the twenty-four (24) month period ending on the last day on which Holder is in the employment of the Company Group or otherwise actively involved in the operation or management of the Business (the “Termination Date”), including as an owner, employee, partner, investor, or independent contractor, provided that nothing in this Section 6.2(a) shall prevent Holder from owning less than five percent (5%) of any class of publicly traded securities of any such business so long as such investment is passive and Holder has no other involvement with the issuer of such securities;

(b)Induce or assist in the inducement of any employee or independent contractor, including sales representatives or agents, to terminate or otherwise limit their relationship with the Company Group; or

(c)Solicit any customer or potential customer of the Company Group with respect to the Business. For purposes of this Section 6.2(c), a customer means any individual or entity to which the Holder had contact within the twenty-four (24) month period immediately preceding the Termination Date. For purposes of this Section 6.2(c), potential customer means any individual or entity to which the Company Group solicited in writing within the twelve (12) month period that immediately preceded the Termination Date.

6.3.Non-Disparagement. At no time shall Holder, directly or indirectly, make (or cause to be made) to any person any disparaging, derogatory or other negative or false statement about or with respect to the Company Group (including its products, services, policies, practices, operations, employees, sales representatives, agents, officers, members, managers, partners or directors).

6.4.Patents, Copyrights, Trademarks and Other Property Rights. Any and all inventions, improvements, discoveries, formulas, technology, business strategies, management, administration, and accounting systems, processes, and computer software relating to the Company Group’s business (whether or not patentable), discovered, developed, or learned by Holder during his or her employment with the Company Group are the sole and absolute property of the Company Group and are “works made for hire” as that term is defined in the copyright laws of the United States. The Company Group is the sole and absolute owner of all patents, copyrights, trademarks, and other property rights to those items and Holder will fully assist the Company Group, at the Company Group’s cost and expense, to obtain the patents, copyrights, trademarks, or other property rights to all such inventions, improvements, discoveries, formulas, technology, business strategies, management, administration, and accounting systems, processes, or computer software. Holder has been notified by the Company Group and understands that the foregoing provisions of this Section 6.4 do not apply to an invention for which no equipment, supplies, facilities, confidential, proprietary, or trade secret information of the Company Group was used and which was developed entirely on Holder’s own time, unless the invention: (a) relates directly to the business of the Company Group; (b) relates directly to the Company Group’s actual or demonstrably anticipated research and development, or (c) results from any work performed by Holder for the Company Group.

6.5.Protected Rights. Nothing contained in this Agreement or otherwise limits Holder’s ability to report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”). This Agreement does not limit Holder’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Nothing in this Agreement shall limit Holder’s ability under applicable U.S. federal law to (a) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (b) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

6.6.Scope of Covenants. Holder hereby acknowledges and agrees that the covenants and the territorial, time, activity and other limitations set forth in this Section 6 (or the lack thereof, as the case may be) are commercially reasonable and are properly required to protect the Company Group and its members’ respective businesses. If any such territorial, time or activity limitation (or the lack thereof) is determined to be unreasonable or otherwise unenforceable by a court or other tribunal or competent jurisdiction, the parties agree to the reduction of such territorial, time or activity limitations (including the imposition of such a limitation if it is missing) to such an area, period, scope of activity or other limitation as said court or other tribunal shall deem reasonable and enforceable under the circumstances. Also, if any member of the Company Group seeks partial enforcement of this Section 6 as to only a territory, time, scope of activity or other limitation that is reasonable, then such member of the Company Group shall be entitled to such reasonable partial enforcement. If such reduction or (if any member of the Company Group seeks partial enforcement) such partial enforcement is not possible, or if a court or other tribunal of competent jurisdiction declines for any or no reason to grant such reduction or partial enforcement, as applicable, then the unenforceable provision or portion thereof shall be severed as provided in Section 7.13, without affecting the remaining provisions of this Agreement.

6.7.Tolling. The period of time in which Holder is required to act, or refrain from acting, pursuant to this Section 6 shall be tolled (shall not run) for so long as Holder is in breach of any of Holder’s obligations hereunder.

6.8.Business. For purposes of this Section 6, “Business” shall mean the business activities conducted by or planned to be undertaken by the Company Group while Holder is a holder of any Common Stock acquired pursuant to this Award or while Holder is employed by the Company Group, including any business involving (i) the design, engineering, manufacture or sale of heat tracing systems (for example, products involving the application of external heat to pipes, vessels, instruments or other equipment for the purposes of freeze protection, process temperature maintenance, environmental monitoring or surface snow and ice melting, heat tracing equipment, heat tracing tubing bundles, and heat tracing control systems), heat tracing system consultation, heat tracing system installation, heat tracing system maintenance, heat tracing insulation, (ii) the design, engineering, manufacture or sale of heating and filtration equipment for industrial and commercial applications (for example, products and services involving space and environmental heating, transportation heating, industrial process heating and gas and liquid filtration systems), and (iii) the design, engineering, manufacture, fabrication or sale of temporary power solutions and power distribution for industrial applications, and any other products sold or services provided by the Company Group and the provision of related services.

7.Additional Terms and Conditions of Award.

7.1.Withholding Taxes. (a) As a condition precedent to the delivery of the Stock upon the vesting of the Award, the Holder shall pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

(b)    The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (i) a cash payment to the Company, (ii) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate fair market value, determined by multiplying the number of shares of Stock delivered by the Holder by the market closing price of one share of Stock as reported on the New York Stock Exchange as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments, (iii) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Holder having an aggregate fair market value, determined by multiplying the number of shares of Stock to be withheld by the market closing price of one share of Stock as reported on the New York Stock Exchange as of the Tax Date, equal to the Required Tax Payments or (iv) any combination of (i), (ii) and (iii). Shares of Stock to be delivered or withheld may not have a fair market value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder or deducted from any amount then or thereafter payable by the Company to the Holder. No Stock shall be delivered until the Required Tax Payments have been satisfied in full.

7.2.Recoupment; Compensation Subject to Recovery. The Holder acknowledges that he or she has read the Company’s Policy on Recoupment of Incentive Compensation (the “Clawback Policy”). In consideration of the grant of the Award, the Holder agrees to abide by the Company’s Clawback Policy and any determinations of the Board or the Compensation Committee pursuant to the Clawback Policy or any similar clawback or recoupment policy which the Company may adopt from time to time to the extent the Board determines in good faith that the adoption and maintenance of such policy is necessary to maintain corporate governance best practices and/or comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or is otherwise required by applicable law. The Holder acknowledges and agrees that the Award received by the Holder pursuant to this Agreement shall be subject to forfeiture, recovery by the Company or other action pursuant to the Clawback Policy or any such other clawback or recoupment policy. This Section 7.2 shall survive the termination of the Holder’s employment for any reason. The foregoing remedy is in addition to and separate from any other relief available to the Company due to the Holder’s misconduct or fraud. Any determination by the Board or the Compensation Committee with respect to the foregoing shall be final, conclusive and binding upon the Holder and all persons claiming through the Holder.

7.3.Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities subject to this Award shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Holder. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

7.4.Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

7.5.Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued employment by the Company, Group or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time.

7.6.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

7.7.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.

7.8.Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Thermon Group Holdings, Inc., Attn: General Counsel, 7171 Southwest Parkway, Building 300 Suite 200, Austin, Texas 78735, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

7.9.Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

7.10.Personal Information. The Company may utilize a third party system to administer the Award. Holder hereby consents to the Company transmitting Holder’s personal information, including but not limited to name, date of birth, address, social security number or tax or other identification number for the purpose of facilitating the administration of the Award and to create a stock plan brokerage account in Holder's name to receive Stock in settlement of the Award. The Company currently utilizes E*TRADE for equity administration purposes, but may change providers at any time and in its sole discretion.

7.11.Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, including Section 5.8 relating to a Change in Control, and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

7.12.Entire Agreement. The Award Notice, this Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

7.13.Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

7.14.Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

7.15.Counterparts and Electronic Delivery. The Award Notice may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

Delivery of an executed counterpart of the Award Notice by facsimile, electronic mail or other electronic transmission, including electronic acceptance within Holder’s stock plan brokerage account, shall be deemed as effective delivery of an originally executed counterpart.

7.16.Section 409A. This Agreement is intended to be exempt from Section 409A of the Code (“Section 409A”) as a “short-term deferral” within the meaning of Treasury Regulations promulgated under Section 409A, or in the alternative to comply with Section 409A, and each settlement hereunder shall be considered a separate payment. This Agreement shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Holder on account of non-compliance with Section 409A. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Stock shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Holder’s death.